UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 16, 2005

MAXWELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15477	95-2390133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9244 Balboa Avenue

San Diego, California 92133

(Address of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2005, Maxwell Technologies, Inc. (the “Company”) entered into a Separation Agreement and General Release of All Claims with former Vice President, Chief Financial Officer, Treasurer and Secretary, David Russian (the “Separation Agreement”). A brief description of the terms and conditions of the Separation Agreement is contained in Item 5.02 below (which description is incorporated into this Item 1.01 by reference). The Separation Agreement is attached hereto as Exhibit 10.1.

On August 19, 2005, the Company entered into an Employment Agreement with newly appointed Vice President, Chief Financial Officer, Treasurer and Secretary, Tim T. Hart (the “Employment Agreement”). A brief description of the terms and conditions of the Employment Agreement is contained is Item 5.02 below (which description is incorporated into this Item 1.01 by reference). The Employment Agreement is attached hereto as Exhibit 10.2.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 18, 2005, the Company issued a press release announcing the appointment of Tim T. Hart as the Company’s new Vice President, Chief Financial Officer, Treasurer and Secretary and the resignation of David Russian from such positions. A copy of the press release is attached to this report as Exhibit 99.1.

Mr. Hart is 48 years of age. From May of 2003 until March 2005, Mr. Hart served as chief financial officer of Seracare Life Sciences Inc., a Nasdaq-listed manufacturer and provider of biological products and services for diagnostic, therapeutic, drug discovery and research organizations worldwide. From 1991 until 2003, he was with Alliance Pharmaceutical Corp., a Nasdaq-listed biotechnology company, where he held the title of vice president, CFO and Treasurer. Before that he was a group controller with Cubic Corp., serving as the chief financial officer for six of the company’s international subsidiaries. Earlier, he became a Certified Public Accountant while working for Ernst & Whinney, a predecessor firm of Ernst & Young LLP.

On August 19, 2005, the Company entered into an Employment Agreement with Mr. Hart (the “Employment Agreement”). The Employment Agreement is attached hereto as Exhibit 10.2. Under the terms of the Employment Agreement, as the Company’s Vice President, Chief Financial Officer, Treasurer and Secretary, Mr. Hart will be paid an annual base salary of $200,000, with an annual bonus of up to 50% of Mr. Hart’s base salary as in effect for such fiscal year, and shall be entitled to receive benefits as the same exist for senior officers of the Company. Mr. Hart has been granted an option to purchase up to 125,000 shares of the Company’s common stock at an exercise price of $13.95, the closing sales price of the Company’s common stock on August 16, 2005, as reported by The Nasdaq Stock Market. The shares subject to the stock option will vest over a period of four years, subject to Mr. Hart’s continued employment with the Company. Mr. Hart was also granted 20,000 shares of Common Stock pursuant to a restricted stock grant, which is subject to vesting upon the Company’s achievement of certain milestones.

Under the terms of the Employment Agreement, should the Company terminate Mr. Hart without “Cause,” he will be entitled to a cash payment, to be paid in equal monthly installments, equal to one-half of Mr. Hart’s base salary in effect on the date of such termination, and will be provided with an additional six (6) months of vesting with respect to any stock options then held by him.

“Cause” means:

•	an act of theft, fraud or material dishonesty or misconduct involving the property or affairs of the Company or the performance of duties

•	a material breach or material non-observance of any of the terms or conditions of the Employment Agreement and failure to remedy the refusal or failure within 15 days of receipt of written notice thereof

•	conviction of a felony

•	refusal or failure to implement any reasonable directive issued by the Company’s Board of Directors and failure to remedy the refusal or failure within 15 days of receipt of written notice thereof

•	profiting (personally or through a family member) from or in connection with a transaction to which the Company or any of its subsidiaries is a party or with which it is associated without making disclosure to and obtaining prior written consent of the Company

Pursuant to the Employment Agreement, if a “Triggering Event” (as defined in the Employment Agreement) occurs any time prior to the third (3rd) anniversary of a “Change of Control” (as defined in the Employment Agreement), and Mr. Hart terminates his employment within thirty (30) days of such Triggering Event, then Mr. Hart shall be entitled to the following:

•	two (2) cash payments, each to be equal to one-half (1/2) of Mr. Hart’s annual base salary in effect on the date of the Triggering Event, with the first of such payments to be paid within thirty (30) days of such Triggering Event, and the second payment to be made on the six (6) month anniversary of the Triggering Event, subject to applicable withholding.

•	full vesting of all stock options and restricted stock then held by Mr. Hart.

•	benefits, substantially identical to those which Mr. Hart was entitled immediately prior to the Triggering Event, for the six (6) months following the Triggering Event.

On August 17, 2005, the Company entered into a Separation Agreement and General Release of All Claims with David Russian (the “Separation Agreement”) in connection with Mr. Russian’s resignation as Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. The Separation Agreement is attached hereto as Exhibit 10.1. Under the terms of the Separation Agreement, Mr. Russian shall receive a total of twenty six (26) weeks of pay, two weeks of which will be at Mr. Russian’s most recent annual rate of pay of $225,000, and the balance at his original annual rate of pay of $200,000, less payroll tax deductions, to be paid in bi-weekly installments. In addition, Mr. Russian shall be provided with an additional six (6) months of vesting with respect to the stock options granted to him by the Company on December 1, 2004. In consideration for the aforementioned items, Mr. Russian has agreed to a complete general release of the Company from all claims, known or unknown, previously or currently owned or held by him.

The foregoing summaries of the Employment Agreement and the Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the actual Employment Agreement and Separation Agreement attached hereto as Exhibits 10.2 and 10.1, respectively. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release of All Claims dated August 18, 2005
10.2	Employment Agreement dated August 19, 2005
99.1	Press release issued by Maxwell Technologies, Inc. on August 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Richard Balanson
Richard Balanson
Chief Executive Officer

Date: August 19, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release of All Claims dated August 18, 2005
10.2	Employment Agreement dated August 19, 2005
99.1	Press release issued by Maxwell Technologies, Inc. on August 16, 2005